Exhibit 32

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Ausam Energy Corporation (the “Company”) on Form 10-Q for the period ended June 30, 2008, as filed with the U.S. Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to their knowledge:

(1)	The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 19, 2008

/s/ Mark G. Avery
Mark G. Avery
President and Chief Executive Officer

/s/ Ralph D. Davis
Ralph D. Davis
Chief Financial Officer